AMENDMENT NO. 8 TO FUND PARTICIPATION AGREEMENT



	THIS AMENDMENT NO. 8 TO FUND PARTICIPATION AGREEMENT is made as of this ____ day of ____________, 2007 by and between SYMETRA LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

	                            RECITALS

	WHEREAS, the Company and the Distributor are parties to a certain Fund Participation Agreement dated December 19, 1995, as amended on June 26, 1997, September 12, 1997, February 22, 2002, April 29, 2003, March 28, 2005, July 27,
2005 and March 1, 2007 (the "Agreement") whereby shares of the Funds were made available to serve as investment funding options for the Contracts;

	WHEREAS, the parties desire to expand the number of classes of Funds available under the Agreement and revise the reimbursement terms for such Funds as set forth herein;

	WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

	NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

	1.	Funds Available.  The second recital of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof.

		"WHEREAS, the Company wishes to offer as investment options under the Contracts, Class I of the following Funds: VP Balanced, VP International, VP Ultra, VP Value, VP Large Company Value and VP Inflation Protection, and Class II of the following Funds: VP Ultra, VP Large Company Value and VP Inflation Protection, all of which are issued by American Century Variable Portfolios, Inc. (collectively the "Funds") and each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and"

	2.	Amendment of Exhibit A.  Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

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	3.	Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

	4.	Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

	5.	Full Force and Effect.  Except as expressly supplemented,
amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

	IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 8 as of the date first above written.


SYMETRA LIFE INSURANCE COMPANY

By:__________________________
Name:________________________
Title:_______________________


AMERICAN CENTURY INVESTMENT
SERVICES, INC.

By:__________________________
Name:________________________
Title:_______________________

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                                   EXHIBIT A


                         FUNDS AVAILABLE AND APPLICABLE
                         ADMINISTRATIVE SERVICES FEES


Class I VP Funds				FEES

VP Balanced					25 basis points
VP International				25 basis points
VP Value					25 basis points
VP Ultra					25 basis points
VP Large Company Value				25 basis points
VP Inflation Protection				15 basis points


Class II VP Funds				FEES

VP Ultra					25 basis points
VP Large Company Value			 	25 basis points
VP Inflation Protection				15 basis points